Exhibit 10.15

Amended Director Offer Letter

This amendment No. 2 (the “Amendment”) to the independent director offer effective as of April 26, 2024 and amended on December 19, 2025 (the “Amended Agreement”), is made on the 29th day of January 2026 and effective as of April 26, 2024, and is entered into by and between Aureus Greenway Holdings Inc., a Nevada corporation (the “Company”), and Xinyue Jasmine Geffner of 2004, Block C, Dragon Court, 6 Dragon Terrace (the “Director”). The Company and the Director shall hereinafter collectively be referred to as the “Parties” and, where the context permits, each as a “Party”.

Recitals

WHEREAS, the Parties wish to amend the Amended Agreement as set forth in this Amendment; and

WHEREAS, except as specifically amended or modified herein, all other terms and provisions of the Amended Agreement shall remain in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the Parties hereto agree as follows:

1.	Section 4 of the Amended Agreement is deleted in its entirety and hereby replaced by the following:

“4. Compensation. As compensation for services to the Company, you will receive upon execution of this Agreement:

i.	Grant: The Company agrees to grant and issue to you 50,000 shares of Common Stock of the Company (the “Restricted Stock”) as of the Effective Date (the “Date of Grant”) as direct compensation for your services as Director of the Company.

a)	This grant is made as a contractual obligation of the Company, independent of and not pursuant to any equity compensation plan. The Restricted Stock shall be issued in your name subject to the transfer restrictions and vesting schedule set forth herein.

ii.	Vesting Schedule and Release of Transfer Restrictions.

a)	The Restricted Stock shall vest 100% as of the Date of Grant (the “First Vesting Date”). All Restricted Stock shall be fully vested and free from transfer restrictions imposed by this Agreement on the Date of Grant.

b)	Notwithstanding the vesting schedule in Section 4.ii(a), the actual issuance and registration of the Restricted Stock in your name shall be conditioned on your continued service to the Company and your compliance with this Agreement. The Company’s obligation to issue the vested Restricted Stock is conditioned as follows:

(i)	Termination for Reasons Other Than Removal or Cause. In the event that your service as Director terminates for any reason other than removal by the Board or termination for cause, the Company shall issue to you the full 50,000 shares of Restricted Stock.

(ii)	Termination by Removal or for Cause. In the event that you are removed from your position by the Board for any reason or your appointment is terminated for cause, all shares of Restricted Stock shall be forfeited immediately without payment or consideration, and the Company shall have no obligation to issue any shares to you.

(iii)	Voluntary Resignation. In the event that you voluntarily resign from your position as Director, the Company shall issue to you the full 50,000 shares of Restricted Stock that have vested as of your date of resignation.

c)	Share Certificates and Registration. Upon the satisfaction of all conditions and issuance of the Restricted Stock, the shares representing the Restricted Stock will be registered in your name in book-entry format by the Company’s transfer agent. The shares shall bear a restrictive legend substantially as follows: ‘The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered for sale, sold, pledged or hypothecated in the absence of an effective registration statement as to these shares under the Act or an opinion of counsel satisfactory to the Company that such registration is not required.’ You acknowledge that the shares will be subject to applicable restrictions on transfer under the federal securities laws, including Rule 144 of the Securities Act, which may limit your ability to sell or otherwise transfer such shares without compliance with applicable holding period requirements and volume limitations.

d)	Encumbrances Following Vesting. Once the Restricted Stock has been issued to you per the terms of this Section 4, such shares shall be free and clear of any transfer restrictions pursuant to this agreement (other than those imposed by applicable securities laws or Company insider trading policies) and may be freely pledged, assigned or otherwise encumbered by you.”

2.	Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Agreement.

3.	Except as herein above amended, the terms and provisions of the Amended Agreement shall remain in full force and effect.

4.	This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

5.	This Amendment shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of each of the parties hereto.

6.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Page Follows]

SIGNED by for and on behalf of Aureus Greenway Holdings Inc	By:	/s/ ChiPing Cheung
	Name:	ChiPing Cheung
	Title:	Chief Executive Officer
Address: 2995 Remington Blvd, Kissimmee, FL 34744

SIGNED by XINYUE JASMINE GEFFNER	By:	/s/ Xinyue Jasmine Geffner
	Name:	Xinyue Jasmine Geffner
	Title:	Independent Director
Address: 2004, Block C, Dragon Court, 6 Dragon Terrace, Tin Hau, Hong Kong.

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